UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2014

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (949) 255-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Overview

On October 10, 2014, subsidiaries of Sabra Health Care REIT, Inc. (“Sabra”) completed an underwritten public offering of $150.0 million aggregate principal amount of additional 5.5% Senior Notes due 2021 (such additional notes, the “Notes”) pursuant to an indenture, dated May 23, 2013, among Sabra Health Care Limited Partnership, Sabra Capital Corporation (collectively, the “Issuers”), Sabra (as guarantor), and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), as supplemented by a third supplemental indenture, dated as of January 23, 2014, governing $350.0 million aggregate principal amount of 5.5% Senior Notes due 2021 (the “Existing 2021 Notes” and, together with the Notes, the “2021 Notes”) that were issued on January 23, 2014, a fourth supplemental indenture, dated as of April 30, 2014, and a fifth supplemental indenture dated as of September 29, 2014 (collectively, the “Indenture”). The Notes will be treated as a single class with, and have the same terms as, the Existing 2021 Notes.

The net proceeds from the sale of the Notes were approximately $145.8 million (not including pre-issuance accrued interest), after deducting the underwriters’ discounts and commissions and estimated expenses and fees payable by the Issuers. Sabra intends to use the net proceeds from the offering to repay borrowings outstanding under its revolving credit facility.

Indenture and Notes

Interest. The Notes accrue interest at a rate of 5.5% per annum payable semiannually in arrears on February 1 and August 1 of each year, commencing on February 1, 2015. The Notes mature on February 1, 2021. Cash interest will accrue on the Notes from and including August 1, 2014, the most recent interest payment date for the Existing 2021 Notes.

Guarantees. The obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Sabra and certain of Sabra’s other existing and, subject to certain exceptions, future subsidiaries.

Optional Redemption. The Notes will be redeemable at the option of the Issuers, in whole or in part, at any time, and from time to time, on or after February 1, 2017, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the applicable redemption date. In addition, prior to February 1, 2017, the Issuers may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium, plus accrued and unpaid interest to the applicable redemption date. At any time, or from time to time, on or prior to February 1, 2017, the Issuers may redeem up to 35% of the principal amount of the 2021 Notes issued under the Indenture, using an amount equal to all or a portion of the proceeds from specific kinds of equity offerings, at a redemption price of 105.5% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to the applicable redemption date.

Ranking. The Notes and the related guarantees are senior unsecured obligations of the Issuers and the Guarantors, and rank equally in right of payment with other existing and future senior unsecured indebtedness of the Issuers and the Guarantors, including Sabra’s revolving credit facility, the Existing 2021 Notes and the Issuers’ 5.375% Senior Notes due 2023. The Notes are effectively junior to all of the Issuers’ and the Issuers’ consolidated subsidiaries’ secured indebtedness to the extent of the value of the collateral securing such debt, including Sabra’s mortgage indebtedness, and structurally junior to the indebtedness and other obligations of any non-guarantor subsidiaries.

Change of Control. If certain change of control events occur, the Issuers must offer to repurchase the Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the applicable repurchase date.

Other Covenants. The Indenture contains other restrictive covenants that, among other things, restrict the ability of Sabra, the Issuers and their restricted subsidiaries to: (i) incur or guarantee unsecured indebtedness; (ii) incur or guarantee secured indebtedness; (iii) pay dividends or distributions on, or redeem or repurchase, their capital stock; (iv) make certain investments; (v) create liens on their assets; (vi) enter into transactions with affiliates; (vii) merge or consolidate or sell all or substantially all of their assets; and (viii) create restrictions on the ability of Sabra’s restricted subsidiaries to pay dividends or other amounts to Sabra. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.

Events of Default. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then outstanding Notes may become due and payable immediately.

The foregoing summary of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture, as supplemented, and the form of the Notes, which are filed as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Item 8.01	Other Events

The public offering of the Notes was registered under the Securities Act of 1933, as amended, pursuant to an effective Registration Statement on Form S-3 (File No. 333-188696) filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2013, as amended by the Post-Effective Amendment No. 1 filed with the Commission on January 8, 2014, the Post-Effective Amendment No. 2 filed with the Commission on September 30, 2014, a base prospectus, dated May 20, 2013, included as part of the registration statement, and a prospectus supplement, dated October 1, 2014, filed with the Commission on October 2, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In connection with the filing of the prospectus supplement, we are filing as Exhibits 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7 and 5.8 to this Current Report on Form 8-K the opinions of Venable LLP, O’Melveny & Myers LLP, Wilmer Cutler Pickering Hale and Dorr LLP, Andrews Kurth LLP, Davis Graham & Stubbs LLP, Flaherty Sensabaugh Bonasso PLLC, Nixon Peabody LLP, and Smith Moore Leatherwood LLP, respectively, regarding the validity of the Notes and related guarantees.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Third Supplemental Indenture, dated January 23, 2014, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on January 23, 2014).

4.2	Fourth Supplemental Indenture, dated April 30, 2014, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.4 of the Quarterly Report on Form 10-Q filed by Sabra Health Care REIT, Inc. on May 5, 2014).

4.3	Fifth Supplemental Indenture, dated September 29, 2014, among Sabra Health Care Limited Partnership, Sabra Capital Corporation, Sabra Health Care REIT, Inc., the other guarantors named therein, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.7.5 of the Post-Effective Amendment No. 2 to Form S-3 Registration Statement filed by Sabra Health Care REIT, Inc. and the Co-Registrants on September 30, 2014).

4.4	Form of 5.5% senior note due 2021 (included in Exhibit 4.1).

5.1	Opinion of Venable LLP.

5.2	Opinion of O’Melveny & Myers LLP.

5.3	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

5.4	Opinion of Andrews Kurth LLP.

5.5	Opinion of Davis Graham & Stubbs LLP.

5.6	Opinion of Flaherty Sensabaugh Bonasso PLLC.

5.7	Opinion of Nixon Peabody LLP.

5.8	Opinion of Smith Moore Leatherwood LLP.

23.1	Consent of Venable LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of O’Melveny & Myers LLP (included in the opinion filed as Exhibit 5.2).

23.3	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in the opinion filed as Exhibit 5.3).

23.4	Consent of Andrews Kurth LLP (included in the opinion filed as Exhibit 5.4).

23.5	Consent of Davis Graham & Stubbs LLP (included in the opinion filed as Exhibit 5.5).

23.6	Consent of Flaherty Sensabaugh Bonasso PLLC (included in the opinion filed as Exhibit 5.6).

23.7	Consent of Nixon Peabody LLP (included in the opinion filed as Exhibit 5.7).

23.8	Consent of Smith Moore Leatherwood LLP (included in the opinion filed as Exhibit 5.8).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Richard K. Matros
Name:	Richard K. Matros
Title:	Chief Executive Officer & President

Dated: October 10, 2014